EXHIBIT 11

COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME PER COMMON SHARE

                                                                             Three Months Ended        Six Months Ended
                                                                                   June 30                  June 30
(Dollars in Millions, Except Per Share Data)                                   1995        1994        1995         1994
PRIMARY:

Average shares outstanding                                                  133,869,847 135,019,462 133,833,696  132,866,672
Net effect of the assumed purchase of stock under the stock
 option and stock purchase plans--based on the treasury stock
 method using average market price                                            1,985,539   2,766,838   1,884,403    2,173,968
                                                                            135,855,386 137,786,300 135,718,099  135,040,640

Income from continuing operations                                                $137.9      $115.5      $271.7       $227.4
Preferred dividends                                                                (1.9)       (2.2)       (3.8)        (8.1)
Income from continuing operations applicable to common equity                    $136.0      $113.3      $267.9       $219.3
Income from continuing operations per common share                                $1.00       $0.82       $1.97        $1.62
Income from discontinued operations                                                  --        $1.6          --         $0.4
Income from discontinued operations per common share                                 --       $0.01          --        $0.01
Net income                                                                       $137.9      $117.1      $271.7       $227.8
Preferred dividends                                                                (1.9)       (2.2)       (3.8)        (8.1)
Net income applicable to common equity                                           $136.0      $114.9      $267.9       $219.7
Net income per common share                                                       $1.00       $0.83       $1.97        $1.63

FULLY DILUTED: *
Average shares outstanding                                                  133,869,847 135,019,462 133,833,696  132,866,672
Net effect of the assumed purchase of stock under the stock
 option and stock purchase plans--based on the treasury stock method using average market price or period-end market price,
 whichever is higher                                                          1,991,663   2,793,019   2,146,433    2,632,070
Assumed conversion of Series 1991A Preferred Stock                            3,647,401   3,655,684   3,647,401    3,655,684
                                                                            139,508,911 141,468,165 139,627,530  139,154,426

Income from continuing operations                                                $137.9      $115.5      $271.7       $227.4
Preferred dividends, excluding 1991A Preferred Stock                                 --        (0.3)         --         (4.3)
Income from continuing operations applicable to common equity                    $137.9      $115.2      $271.7       $223.1
Income from continuing operations per common share                                $0.99       $0.81       $1.95        $1.60
Income from discontinued operations                                                  --        $1.6          --         $0.4
Income from discontinued operations per common share                                 --       $0.01          --        $0.01
Net income                                                                       $137.9      $117.1      $271.7       $227.8
Preferred dividends, excluding 1991A Preferred Stock                                 --        (0.3)         --         (4.3)
Net income applicable to common equity                                           $137.9      $116.8      $271.7       $223.5
Net income per common share                                                       $0.99       $0.82       $1.95        $1.61

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*This calculation is submitted in accordance with Regulation S-K item 601(b)(11)
although not required by footnote 2 to paragraph 17 of APB Opinion No. 15 because it results in dilution of less than 3%.